                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
[ ]  Definitive Proxy Statement              Rule 14a-6(e)(2)

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           COVENTRY INDUSTRIES CORP.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

    ----------------------------------------------------------------------------

                           COVENTRY INDUSTRIES CORP.
                          7777 Glades Road, Suite 211
                           Boca Raton, Florida 33434
                 Telephone 561-488-4802 Facsimile 561-488-3419

                                                                August   , 1998

Dear Stockholder:

         You are cordially invited to attend a Special Meeting of the Stockholders of Coventry Industries Corp. to be held on October 2, 1998 at 9:00 a.m. at Embassy Suites, 661 NW 53 Street, Boca Raton, Florida 33487.

         We hope you will attend the meeting in person. Whether you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

                                          Sincerely,

                                          /s/ Robert Hausman
                                          --------------------------------------
                                          Robert Hausman
                                          President and Chief Executive Officer

                           PRELIMINARY PROXY STATEMENT
                            COVENTRY INDUSTRIES CORP.
                           7777 GLADES ROAD, SUITE 211
                            BOCA RATON, FLORIDA 33434

                              --------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 2, 1998


         Notice is hereby given that a Special Meeting of the Stockholders of Coventry Industries Corp. (the "Company") will be held at Embassy Suites, 661 NW 53 Street, Boca Raton, Florida 33487, at 9:00 a.m. on Friday, October 2, 1998 for the following purposes:

         1. To approve the possible issuance of in excess of 19.95% of the presently issued and outstanding Common Stock of the Company upon the conversion of the Company's 5% Convertible Preferred Stock ("5% Preferred Stock"), the possible payment of dividends on the 5% Preferred Stock in shares of Common Stock and to approve such other matters as may come before the meeting which are incident to such matters.

         Holders of shares of the Company's Series A Preferred Stock, Series E Cumulative NonParticipating Preferred Stock, and Common Stock of record at the close of business on August 17, 1998 will be entitled to notice of and to vote at the meeting.

         Stockholders unable to attend the Special Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the Proxy together with the power of attorney or other authority, if any, under which it was signed, or a notarized certified copy thereof, with the Company prior to the commencement thereof. Stockholders who received the Proxy through an intermediary must delivery the Proxy in accordance with the instructions given by such intermediary.

                                          By Order of the Board of Directors

                                          /s/ Robert Hausman
                                          --------------------------------------
                                          Robert Hausman, President and Chief
                                          Executive Officer

August __, 1998


THE PROXY WHICH ACCOMPANIES THIS NOTICE OF SPECIAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

                           PRELIMINARY PROXY STATEMENT
                           COVENTRY INDUSTRIES CORP.
                          7777 GLADES ROAD, SUITE 211
                           BOCA RATON, FLORIDA 33434

                         (PRINCIPAL EXECUTIVE OFFICES)

                             --------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS

                             --------------------

                                 INTRODUCTION

         This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Coventry Industries Corp. (the "Company") for use at a Special Meeting of Stockholders of the Company (the "Meeting") to be held at Embassy Suites, 661 NW 53 Street, Boca Raton, Florida 33487, at 9:00 a.m. on October 2, 1998, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about August __, 1998.

         The close of business on August 17, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment thereof. As of the record date, there were 2,994,798 shares of the Company's common stock, par value $.001 per share ("Common Stock"), 30 shares of Series A Preferred Stock and 115,000 shares of Series E Cumulative Non-Participating Preferred Stock issued and outstanding, the only classes of the Company's securities entitled to vote at the Meeting.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series E Cumulative Non-Participating Preferred Stock entitled to vote on the record date is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented at the Meeting, the stockholders present at the Meeting or represented by proxy have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. At any such adjournment Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

         The affirmative vote of a majority of the shares of Common Stock, Series A Preferred Stock and Series E Cumulative Non-Participating Preferred Stock present in person or by proxy at the Meeting are required for approval of Proposal 1. The holders of shares of Common Stock are each entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of shares of Series A Preferred Stock and Series E Cumulative Non-Participating Preferred Stock are also each entitled to one vote for each share of held of record and are entitled to full voting rights, share for share, with the then outstanding Common Stock concerning any matter being voted upon by the Company's stockholders. The result is that holders of more than 50% of the aggregate outstanding shares of Common Stock, Series A Preferred Stock and Series E Cumulative Non-Participating Preferred Stock can approve Proposal 1. Abstentions will have the same effect as a vote against a proposal and broker non-votes will be disregarded.

         All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Meeting in accordance with the directions on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED TO APPROVE THE POSSIBLE ISSUANCE OF IN EXCESS OF 19.95% OF THE PRESENTLY ISSUED AND OUTSTANDING COMMON STOCK UPON THE CONVERSION OF THE 5% PREFERRED STOCK, THE POSSIBLE PAYMENT OF DIVIDENDS ON THE 5% PREFERRED STOCK IN SHARES OF COMMON STOCK AND SUCH OTHER MATTERS WHICH ARE INCIDENT TO SUCH MATTERS. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by one of the following methods:
(a) execution and submission of a revised proxy, (b) written notice to the Secretary of the Company, or (c) voting in person at the Meeting.

                                  Proposal 1

        TO APPROVE THE POSSIBLE ISSUANCE OF IN EXCESS OF 19.95% OF THE
            PRESENTLY ISSUED AND OUTSTANDING COMMON STOCK UPON THE
           CONVERSION OF THE 5% CONVERTIBLE PREFERRED STOCK AND THE
                    POSSIBLE PAYMENT OF DIVIDENDS ON THE 5%
             CONVERTIBLE PREFERRED STOCK IN SHARES OF COMMON STOCK

Terms of the Private Placement

         On January 16, 1998 the Company sold 1,750 shares of its 5% Convertible Preferred Stock ("5% Preferred Stock"), at a purchase price of $1,000 per share ("Purchase Price"), to ProFutures Special Equities Fund, L.P., a Delaware limited partnership and an unaffiliated third party ("ProFutures") in a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act. ProFutures is the only holder of 5% Preferred Stock. The designations, rights and preferences of the Preferred Stock are described below.

         The shares of 5% Preferred Stock are convertible at any time at the holder's option into shares of the Company's Common Stock at a conversion price determined by dividing the liquidation value of $1,000 per share by the conversion price, i.e., 80% of the average closing bid price of the Common Stock as reported on The Nasdaq SmallCap Market for the five (5) trading days immediately preceding the date of conversion. The holder of the 5% Preferred Stock does not have any preemptive or similar rights with respect to either the 5% Preferred Stock or the Common Stock.

         $500,000 of the Purchase Price paid for the 1,750 shares of 5% Preferred Stock, as well a certificate for 500 shares of 5% Preferred Stock, was previously deposited in escrow by the purchaser with Atlas, Pearlman, Trop & Borkson, P.A., counsel for the Company, pending approval of this Proposal 1 by the Company's stockholders. Subsequently, in June 1998 pursuant to an oral agreement between the Company and ProFutures, such $500,000 was released from escrow and returned to ProFutures pending approval of this Proposal 1 in compliance with the terms of the Subscription Agreement for the 5% Preferred Stock. The certificate for 500 shares of 5% Preferred Stock remains in escrow pending such approval. Pursuant to the terms of the private placement, should the Company obtain stockholder approval, the purchaser will also purchase an additional 750 shares of 5% Preferred Stock at $1,000 per share, resulting in a sale of an aggregate of 2,500 shares of 5% Preferred Stock.

         The Company has agreed to register for resale the shares of Common Stock underlying the 5% Preferred Stock (the "Registerable Securities") under the Act in a registration statement on Form S-3 which was to be filed with the Securities and Exchange Commission (the "Commission") no later than 30 days from the closing date of the transaction. The Company agreed to use its best efforts to cause such registration statement to become effective within 120 days from its filing, and thereafter to maintain an effective registration statement under the Act for a period of two years. In the event such registration statement was not declared effective by the Commission by May 17, 1998, being 121 days from closing date, the Company was subject to a cash penalty of 2% of the Purchase Price per month until the effectiveness thereof. As of the date hereof, the Company has not filed the registration statement. On March 31, 1998 the Company and ProFutures entered into an agreement whereby ProFutures agreed to waive the penalties due by the Company and extended the date by which the registration statement was to be declared effective to July 1, 1998 in exchange for the Company issuing ProFutures a five (5) year warrant to purchase 250,000 shares of the Company's restricted Common Stock at an exercise price of $4.50. Pursuant to the terms of such warrant, the Company has also granted ProFutures piggy-back registration rights for the shares of Common Stock underlying such warrant. Accordingly, as such registration statement has not been declared effective by July 1, 1998, the cash penalty of $25,000 per month commenced accrual on July 1, 1998.

         Assuming the approval of this Proposal 1, and the sale of all 2,500 shares of 5% Preferred Stock, the gross proceeds to the Company from the sale of such stock would be $2,500,000. The Company received gross proceeds of $1,250,000 from the sale of the first 1,750 shares of 5% Preferred Stock, with the remaining $500,000 previously deposited in escrow as hereinbefore described. After payment of the fees and expenses totaling approximately $175,000, or approximately 14% of the gross proceeds (including $125,000 payable to European Equity Partners, Inc., an NASD member firm which served as placement agent, and approximately $35,000 in legal fees related to this proxy and the registration statement), the Company received net proceeds of approximately $1,090,000. The Company used these proceeds for general working capital, including, but not limited to, inventory purchases and reduction of accounts payable. Should the Company obtain stockholder approval for this Proposal 1, the gross proceeds to the Company will be $1,250,000, representing the $500,000 previously held in escrow but subsequently returned to ProFutures and $750,000 from the purchase of the additional 750 shares of 5% Preferred Stock. After payment of placement fees to European Equity Partners, Inc. of $125,000, or 10% of the gross proceeds, the net proceeds to the Company will be $1,125,000. Such net proceeds will be used by the Company as general working capital.

         Rule 4460(i)(1)(D) of The Nasdaq Stock Market, Inc. Nasdaq
Marketplace Rules requires certain companies whose securities are traded on the Nasdaq SmallCap Market (such as the Company) to obtain stockholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance. The initial purchase of 1,250 shares of 5% Preferred Stock did not require stockholder approval pursuant to Rule 4460(i)(1)(D) as the ability of the purchaser to convert the shares of 5% Preferred Stock is presently limited to a conversion of up to 526,034 shares of the Company's Common Stock (the "Maximum Control Shares"), being a maximum of 19.95% of the then currently issued and outstanding Common Stock. The Company, however, must obtain stockholder approval of this Proposal 1 prior to the release of the escrowed stock and the sale of the remaining 750 shares of 5% Preferred Stock. Initially, the terms of the purchase provided that in the event the Company did not obtain stockholder approval of this Proposal 1 prior to March 31, 1998, (i) the $500,000 in escrow would be returned to ProFutures and the certificate for the 500 shares of 5% Preferred Stock would be canceled, (ii) concurrently the Company would pay to ProFutures the sum of $50,000 as liquidated damages, (iii) ProFutures would not be obligated to purchase the remaining 750 shares of 5% Preferred Stock, and
(iv) on the day immediately following the date of issuance of the Maximum Control Shares, the Company would redeem all remaining shares of issued and outstanding 5% Preferred Stock not so converted (due to the numerical limitation) at a price of $1,300 per share. As hereinbefore set forth, the $500,000 previously held in escrow has been returned to ProFutures pursuant to an oral agreement between the Company and ProFutures. The certificate for the 750 shares of 5% Preferred Stock remains in escrow. The remaining provisions were waived by ProFutures in the March 31, 1998 agreement as described above.

         Assuming approval of this Proposal 1, the ultimate number of shares of Common Stock into which the remaining 1,250 shares of 5% Preferred Stock are convertible is unknown at this time. However, based upon a closing bid price of [$2.00] per share (the closing bid price of the Company's Common
Stock on [August 13, 1998], being the lowest closing bid price of the Company's Common Stock as reported on The Nasdaq Small Cap Market during the preceding
90 consecutive trading days), assuming the conversion of all 2,500 shares of 5% Preferred Stock, the Company would issue an additional [1,562,500] shares of Common Stock. Such [1,562,500] shares of Common Stock would represent approximately [52%] of the currently issued and outstanding Common Stock, or approximately [34%] of the Company's issued and outstanding Common Stock, giving proforma effect to such issuance. The amount of shares and percentage of Common Stock ultimately issuable upon conversion of all 2,500 shares of 5% Preferred Stock may increase or decrease substantially, depending on changes in the closing bid price of the Company's Common Stock. Based upon the ultimate number of shares of Common Stock into which the 5% Preferred Stock would be convertible, and assuming the approval of this Proposal 1, the subsequent conversion of all 2,500 shares of 5% Preferred Stock by ProFutures could result in ProFutures having effective voting control of the Company.

5% Convertible Preferred Stock

         The Company is authorized to issue up to 2,000,000 shares of preferred stock, par value $.0001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. As of July 31, 1998 there were 30 shares of Series A Preferred Stock, 30,000 shares of Series C Preferred Stock and 115,000 shares of Series E Cumulative Non-Participating Preferred Stock issued and outstanding, none of which have conversion rights. In addition, in connection with the aforedescribed private placement, the Company designated a series of 2,500 shares of 5% Convertible Preferred Stock, of which 1,250 shares are presently issued and outstanding. The balance of 1,777,470 shares of preferred stock remaining without designation.

         The following is a summary description of the preferences, rights and limitations of the 5% Convertible Preferred Stock as set forth in the Articles of Amendment to the Articles of Incorporation of the Company as filed with the Secretary of State of Florida on January 20, 1998, a copy of which is attached as an Addendum A to this Proxy Statement.

Voting Rights

         The shares of 5% Preferred Stock carry no voting rights.

Dividends

         The holders of the 5% Preferred Stock are entitled to cumulative dividends at the rate of $50 per share per annum, accrued daily and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Company. The dividends are payable in cash or in shares of the Company's Common Stock providing the shares of Common Stock issuable upon the conversion of the 5% Preferred Stock have been registered under the Act.

Liquidation Preference

         The 5% Preferred Stock has a face value of $1,000 per share (the "Face Value"). The liquidation preference is Face Value, plus any accrued but unpaid dividends.

Redemption

         At any time commencing on May 17, 1998 (121 days from the closing date), upon 20 days notice the Company has the right to redeem any outstanding shares of 5% Preferred Stock at a redemption price of $1,300 per share, plus any accrued but unpaid dividends (the "Redemption Value").

Optional Conversion

         The shares of 5% Preferred Stock are convertible at the holder's option into shares of the Company's Common Stock at a conversion price determined by dividing the liquidation value of $1,000 per share by the conversion price, i.e., 80% of the average closing bid price of the Common Stock as report on The Nasdaq SmallCap Market for the five (5) trading days immediately preceding the date of conversion.

Liquidated Damages

         The Company is obligated to pay the holder of the 5% Preferred Stock liquidated damages of $500 per day plus an amount equal to 2% of the Purchase Price of the shares for the first 30 day period after the date on which the Common Stock should have been issued by the Company or the 5% Preferred Stock redeemed, plus an amount equal to 3% of the total Purchase Price of the shares of 5% Preferred Stock for each subsequent 30 day period.

         THE BOARD OF DIRECTORS HAS APPROVED THE OFFERING AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE OFFERING. SUCH APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK, SERIES A PREFERRED STOCK AND SERIES E CUMULATIVE NON-PARTICIPATING PREFERRED STOCK REPRESENTED IN PERSON OR BY PROXY AT THE MEETING.

                                STOCK OWNERSHIP

         As of August 17, 1998 there were 2,994,798 shares of Common Stock, 30 shares of Series A Preferred Stock and 115,000 shares of Series E Cumulative Non-Participating Preferred Stock issued and outstanding, all of which are voting securities of the Company. Neither the 30,000 shares of Series C Preferred Stock which are issued and outstanding nor the 5% Preferred Stock which is the subject of this Proxy have voting rights. Other than the 5% Preferred Stock, no series of preferred stock is convertible or exchangeable into Common Stock. The following table sets forth, as of August 17, 1998, certain information with respect to the beneficial ownership of each class of the Company's voting securities by (i) each person known to the Company who beneficially owns more than 5% of each class of the Company's voting securities (ii) each director; (iii) all named executive officers, (iv) all directors and officers as a group:



Series A Preferred Stock
------------------------
                                                                                                 Percentage of
                                                                                                 Blended Voting
                                                                                                 Power Assuming
Name and                   Amount of                 Percentage        Percentage                Conversion of
Address of                 Beneficial                of                of Blended                2,500 Shares of
of Beneficial Owner        Ownership of Stock        Class             Voting Power(1)           5% Preferred Stock
-------------------        ------------------        -----             ---------------           ------------------
Outside Industrial         30                        100%               (2)                      (2)
Services, Inc. (3)
2415 Sycamore Drive
Knoxville, TN  37921

All Officers and
Directors as a
Group (four persons)       none                      n/a               n/a                       n/a


Series E Cumulative Non-Participating Preferred Stock
-----------------------------------------------------
                                                                                                 Percentage of
                                                                                                 Blended Voting
                                                                                                 Power Assuming
Name and                   Amount of                 Percentage        Percentage                Conversion of
Address of                 Beneficial                of                of Blended                2,500 Shares of
of Beneficial Owner        Ownership of Stock        Class             Voting Power(1)           5% Preferred Stock
-------------------        ------------------        -----             ---------------           ------------------
Robert Hausman             115,000                   100%              12.4%(4)                   9.6%(4)(8)
7777 Glades Road
Suite 211
Boca Raton, FL  33433

All Officers and
Directors as a
Group (four persons)       115,000                   100%              16.4%(4)(6)(8)            12.8%(4)(6)(8)







Common Stock
------------
                                                                                                 Percentage of
                                                                                                 Blended Voting
                                                                                                 Power Assuming
Name and                   Amount of                 Percentage        Percentage                Conversion of
Address of                 Beneficial                of                of Blended                2,500 Shares of
of Beneficial Owner        Ownership of Stock        Class             Voting Power(1)           5% Preferred Stock
-------------------        ------------------        -----             ---------------           ------------------

Robert Hausman             327,300(5)                 10.2%             13.3%(4)                   9.7%(4)(8)
7777 Glades Road
Suite 211
Boca Raton, Florida 33434




                                                                                                 Percentage of
                                                                                                 Blended Voting
                                                                                                 Power Assuming
Name and                   Amount of                 Percentage        Percentage                Conversion of
Address of                 Beneficial                of                of Blended                2,500 Shares of
of Beneficial Owner        Ownership of Stock        Class             Voting Power(1)           5% Preferred Stock
-------------------        ------------------        -----             ---------------           ------------------
C. Lawrence Rutstein        27,300(6)                (2)               (2)                       (2)(8)
7777 Glades Road
Suite 211
Boca Raton, Florida 33434

Lester Gann                151,481                    5.0%              4.8%                       3.2%(8)
2415 Sycamore Drive
Knoxville, Tennessee 37921

Marc Weisz                     100                   (2)               (2)                        (2)(8)
498 Cambridge Lane
Weston, Florida 33326

ProFutures Special Equities      0                   n/a               n/a                          34%(8)
  Fund, L.P.
1310 Highway 620 South
Suite 200
Austin, Texas 78734

All officers and           506,101                   15.4%             14.9%(4)(6)(7)(8)          10.2%(4)(6)(7)(8)
Directors as a group
(four persons)(5)(6)

(1) Blended voting power represents the total voting power of the named individual or entity calculated as a percentage of all presently issued and outstanding voting securities of the Company.
(2) Represents less than 1%.
(3) Outside Industrial Services, Inc. is a subsidiary of the Company.
(4) Includes (i) 115,000 shares of Series E Cumulative Non-Participating Preferred Stock (ii) 100,000 shares of Common Stock (iii) options to acquire 100,000 shares of the Company's Common Stock at an exercise price of $5.00 per share and an options to acquire an additional 100,000 shares of the Company's Common Stock at an exercise price of $4.00 granted pursuant to Mr. Hausman's management agreement with the Company and (iv) options to acquire 7,500 shares of the Company's Common Stock at an exercise price of $2.00 per share granted pursuant to the Company's 1997 Stock Option Plan.
(5) Includes (i) 100,000 shares of Common Stock (ii) options to acquire 100,000 shares of the Company's Common Stock at an exercise price of $5.00 per share and an options to acquire an additional 100,000 shares of the Company's Common Stock at an exercise price of $4.00 granted pursuant to Mr. Hausman's management agreement with the Company and (iii) options to acquire 7,500 shares of the Company's Common Stock at an exercise price of $2.00 per share granted pursuant to the Company's 1997 Stock Option Plan. Also includes 19,800 shares of Common Stock owned by Barbara Hausman, his spouse, however, pursuant to Rule 16a-3 of the Securities Exchange Act of 1934, Mr. Hausman disclaims beneficial ownership of the shares held by his spouse.
(6) Includes options to acquire 7,500 shares of the Company's Common Stock at an exercise price of $2.00 per share granted pursuant to the Company's 1997 Stock Option Plan. Also includes 19,800 shares of Common Stock owned by Ronna Newman Rutstein, his spouse, however, purusant to Rule 16a-3 of the Securities Exchange Act of 1934, Mr. Rutstein disclaims beneficial ownership of the shares held by his spouse.
(7) Includes options to purchase 30,000 shares of Common Stock pursuant to Mr. Gann's employment agreement.
(8) Assumes the approval of Proposal 1 set forth herein and the conversion of 2,500 shares of 5% Preferred Stock into 1,562,500 shares of Common Stock based upon the assumptions hereinbefore set forth.

                                 OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                             COST OF SOLICITATION

         The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                             STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 1998 Annual Meeting must be received by the Company no later than October 1, 1998 in order to have them included in the proxy statement and form of proxy relating to that meeting.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

         The Proforma Condensed Consolidated Balance Sheet (unaudited) at March 31, 1998 attached hereto as an Addendum B presents the historical financial statements of the Company at March 31, 1998, giving effect to the disposition of LPS Acquisition Corp., a subsidiary of the Company, on June 29, 1998 as if such transaction had occurred at March 31, 1998.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference.

         1. The Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1997;

         2. The Company's Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 1997;

         3. The Company's Quarterly Report on Form 10-QSB/A for the quarter ended December 31, 1997;

         4. The Company's Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 1998;

         5. The Company's Report on Form 8-K as filed on September 22, 1997 as amended by Form 8-K/A as filed on July 1, 1998;

         6. The Company's Report on Form 8-K as filed on October 23, 1997 as amended by Form 8-K/A as filed on July 1, 1998.

         7. The Company's Report on Form 8-K as filed on January 29, 1998 as amended by Form 8-K/A as filed on July 1, 1998.

         8. The Company's Report on Form 8-K as filed on July 10, 1998 as amended by Form 8-K/A as filed on July 16, 1998.

         Any document incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such document. The Company will provide, without charge upon oral or written request, to each person whom this Proxy Statement is delivered, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents not specifically incorporated by reference above. Requests for such documents should be directed to the Company, 7777 Glades Road, Suite 211, Boca Raton, Florida 33434, Attention: Robert Hausman, President, 561-488-4802 (telephone), 561-488-3419 (facsimile). In addition, the Commission maintains a Web site on the Internet at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including the Company, who file electronically with the Commission. Visitors to the site may access the documents incorporated by reference herein by searching the EDGAR data base on the site.
                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Robert Hausman
                                             -----------------------------------
                                             Robert Hausman, President and
                                             Chief Executive Officer
August __, 1998

                           COVENTRY INDUSTRIES CORP.

                        SPECIAL MEETING OF STOCKHOLDERS

                                 October 2, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COVENTRY INDUSTRIES CORP. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Coventry Industries Corp. (the "Company") hereby appoints Robert Hausman the true and lawful attorney, agent and proxy of the undersigned with full power of substitution for and in the name of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at Embassy Suites, 661 NW 53 Street, Boca Raton, Florida 33487, on October 2, 1998 at 9:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

                                               FOR        AGAINST        ABSTAIN
1. To approve the possible                     [ ]          [ ]            [ ]
   issuance of in excess
   of 19.95% of the presently
   issued and outstanding
   Common Stock upon the
   conversion of the 5%
   Convertible Preferred Stock,
   the possible payment of dividends
   on the 5% Convertible Preferred
   Stock in shares of Common Stock and
   on any other matters incident to Proposal
   1 contained in the Proxy Statement
   accompanying this Proxy

THIS PROXY WILL BE VOTED FOR THE CHOICE SPECIFIED. IF NO CHOICE IS SPECIFIED FOR PROPOSAL 1, THIS PROXY WILL BE VOTED FOR THAT ITEM.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated ________, 1998.

DATED:
      ________________________             _____________________________________
                                           (Signature)

                                           _____________________________________
                                           (Signature if jointly held)

                                           _____________________________________
                                           (Printed name(s))

                                           Please sign exactly as name appears
                                           on the stock certificate(s). Joint
                                           owners should each sign. Trustees
                                           and others acting in a
                                           representative capacity should
                                           indicate the capacity in which they
                                           sign.

                          ADDENDEM A TO PROXY STATEMENT

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            COVENTRY INDUSTRIES CORP.

         The undersigned, being a natural person competent to contract, does hereby make, subscribe and file the Articles of Amendment to the Articles of Incorporation of Coventry Industries Corp., formerly known as Workforce Systems Corp., a Florida corporation, pursuant to Sections 607.0602 and 607.10025 of the Florida Business Corporation Act:

         1. The name of the corporation is Coventry Industries Corp. (the "Company").

         2. The text of the resolution of the Board of Directors on January 14, 1998 setting forth amendments to the designations, rights and privileges of the Company's 5% Convertible Preferred Stock is as set forth on Schedule 1 attached hereto and incorporated herein by reference.

         3. The foregoing resolutions were duly adopted by unanimous vote of the Board of Directors held on January 14, 1998 and shareholders' action was not required.

         IN WITNESS WHEREOF, this Articles of Amendment to the Articles of Incorporation has been executed on the 15th day of January, 1998.

                                         Coventry Industries Corp.

                                         By: /s/ Robert Hausman
                                             -----------------------------------
                                                 Robert Hausman,
                                                 President and Chairman
                                                 of the Board of Directors

                                   SCHEDULE 1
                            COVENTRY INDUSTRIES CORP.
                 RESOLUTION ESTABLISHING RIGHTS AND PREFERENCES
                       FOR 5% CONVERTIBLE PREFERRED STOCK

         RESOLVED, that there shall be a series of shares of the Corporation designated "5% Convertible Preferred Stock"; that the number of shares of such series shall be 2,500 and that the rights and preferences of such series (the "5% Preferred") and the limitations or restrictions thereon, shall be as set forth herein.

         The following shall be adopted and incorporated by reference into the foregoing resolutions as if fully set forth therein:

         1. Dividends.

         (a) The holders of the 5% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $50 per share per annum, accrued daily and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 5% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

         (b) Any dividend payable on a dividend payment date may be paid, at the option of the Corporation, either (i) in cash or (ii) in shares of the Corporation's Common Stock, $.001 par value per share (the "Common Stock"), if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospectus with respect thereto remains in effect at the date of delivery of such shares, and if the Corporation shall have given written notice of its intention to pay such dividend in Common Stock to all holders of the 5% Preferred at least ten (10) days before the record date for such dividend.

         2. Liquidation Preference; Redemption.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 5% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $1,000 per share plus all accrued but unpaid dividends (the "Liquidation Preference").

         (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation (other than a sale or transfer to a wholly-owned subsidiary of the Corporation), shall, at the option of the holders of the 5% Preferred, be deemed a liquidation, dissolution or winding up within the meaning of Section 2(a) hereof if the shares of stock of the Corporation outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the 5% Preferred at any time within thirty (30) days after written notice (which shall be given promptly) of the essential terms of such transaction shall have been given to the holders of the 5% Preferred in the manner provided by law for the giving of notice of meetings of shareholders.

         (c) The Corporation, at its option, may cause any or all outstanding shares of the 5% Preferred to be redeemed at any time beginning on the one hundred twenty first (121st) day following the Closing Date, provided the Corporation has given notice of its intention to redeem to the holders of the 5% Preferred at least twenty (20) days prior to the redemption date. On the redemption date, the Corporation shall pay such holders by cashier's check or wire transfer in immediately available funds the amount of $1,300 per share, plus all accrued but unpaid dividends payable under Section 1 hereof and any other amounts and liquidated damages due with respect to the Shares. Promptly thereafter, the holders shall surrender the certificate or certificates representing the 5% Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation.

         3. 5% Preferred - Optional Conversion. The holders of the 5% Preferred shall have optional conversion rights as follows:

         (a) Right to Convert. Shares of 5% Preferred shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Liquidation Preference of the 5% Preferred determined pursuant to Section 2 hereof on the date the notice of conversion is given, by (y) the Conversion Price determined as hereinafter provided in effect on the applicable conversion date. Notwithstanding any provision to the contrary, in no event shall the Company be required to issue more than 526,034 shares of Common Stock upon conversion of the 5% Preferred (the "Maximum Common Shares") without first having obtained the stockholder approval of the issuance of 5% Preferred, the Common Stock pursuant to the conversion of the 5% Preferred and payment of dividends under the 5% Preferred. If the Corporation's stockholders disapprove of the foregoing or such approval has not been obtained by March 31, 1998, the Company shall on the day following issuance of the Maximum Common Shares redeem all remaining 5% Preferred in accordance with the second sentence of Section 2(c) hereof.

         (b) Mechanics of Conversion. To convert shares of 5% Preferred into shares of Common Stock under Section 3(a), the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects (with the right to revoke) to convert the shares and shall state therein date of the conversion, the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation; provided, that the holder shall not be required to deliver the certificates representing such shares if the holder is waiting to receive all or part of such certificates from the Corporation. The Corporation shall immediately issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The Corporation shall cause such issuance to be effected within five (5) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within five (5) business days after the receipt of such notice. The notice of conversion may be given by a holder at any time during the day up to 5:00 p.m. Boca Raton, Florida time and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

         (c) Conversion and Redemption Required. The Corporation acknowledges and understands that a delay in the issuance of the Common Stock or redemption pursuant to the provisions hereof could result in economic loss to the holders of the 5% Preferred. As compensation to any holder when the Corporation has failed with respect to such holder to comply with the Corporation's obligations under this Section, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day plus an amount equal to two percent (2%) of the total Purchase Price of Shares for the first thirty (30) day period after the date on which the Common Stock should have been issued by the Corporation (i.e., the end of the five (5) business day period described in Subsection (b)) or shares of 5% Preferred redeemed, plus amount equal to three percent (3%) of the total Purchase Price of Shares for each subsequent thirty
(30) day period thereafter. Amounts payable shall be pro-rated daily as to a periods of less than thirty (30) days. Such amounts shall be paid to the holder immediately by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the holder.

         (d) Determination of Conversion Price.

                  (i) The "Conversion Price" shall be equal to eighty percent (80%) of the average of the closing bid prices of the Common Stock as reported by NASDAQ during the five (5) consecutive trading days preceding the conversion date (but not including such date).

                  (ii) The "closing bid price" of the Common Stock on a trading day shall be the closing bid price of the Common Stock on NASDAQ or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.

                  (iii) If, during the period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, the Conversion Price shall be proportionately decreased or increased, as appropriate, to give effect to such event.

         (e) Distributions. If the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of 5% Preferred shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

         (f) Certificates as to Adjustments. Upon the occurrence of any adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause the independent public accountants regularly employed to audit the financial statements of the Corporation to verify such computation and prepare and furnish to each holder of 5% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of 5% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 5% Preferred with respect to each share of Common Stock received upon such conversion.

         (g) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of 5% Preferred at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

         (h) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 5% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

         (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 5% Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 5% Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 5% Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain any requisite shareholder approval.

         (j) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of 5% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 5% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation or an authorized Committee thereof).

         (k) Notices. Any notice required by the provisions of this Section to be given to the holders of shares of 5% Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

         (l) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person (other than a sale or transfer to a wholly-owned subsidiary of the Corporation), and the holders of 5% Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2 hereof, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 5% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 5% Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 5% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 5% Preferred.

         4. Re-issuance of Certificates. In the event of a conversion (or, if applicable, redemption) of 5% Preferred in which less than all of the shares of 5% Preferred of a particular certificate are converted or redeemed, as the case may be, the Corporation shall promptly (within three (3) business days) cause to be issued and delivered to the holder of such certificate, a certificate representing the remaining shares of 5% Preferred which have not been so converted or redeemed.

         5. Other Provisions. For all purposes of this Resolution, the term "date of issuance" and the terms "Closing" or "Closing Date" shall mean the day on which the 5% Preferred is first issued by the Corporation. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "NASDAQ" herein refers to the principal market on which the Common Stock of the Corporation is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" shall be deemed to refer to such exchange or other principal market.

         6. Restrictions and Limitations. The Corporation shall not undertake the following actions without the consent of the holders of a majority of the 5%
Preferred: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the 5% Preferred,
(ii) authorize or issue any other preferred equity security senior to or on a parity with the 5% Preferred as to dividends, liquidation preferences, conversion rights, redemption rights or other rights, preferences or privileges for a period of thirty (30) days after Closing, as applicable or (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the 5% Preferred while there exists any arrearage in the payment of cumulative dividends hereunder.

         7. Voting Rights. Except as provided herein or as provided for by law, the 5% Preferred shall have no voting rights.

         8. Attorneys' Fees. Any holder of 5% Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

                                   ADDENDUM B
                                   ----------

Proforma Combined Financial Information

Introductory Note

The following proforma financial statements set forth certain unaudited condensed proforma financial information for the Company after giving effect to the disposition of LPS Acquisition, Inc. on June 29, 1998 (effective May 29,
1998) as if such transaction had been consummated as of the beginning of each period presented, and with respect to the balance sheet as of March 31, 1998. The information contained in the following statements do not purport to be indicative of the results of operations of the Company which may have been obtained had the disposition of LPS Acquisition, Inc. been disposed of on the dates assumed.

The unaudited condensed proforma combined financial information is preliminary and, accordingly, is subject to change. The disposition adjustments are preliminary and have been made solely for purposes of developing such proforma financial information.

                            COVENTRY INDUSTRIES CORP
                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                   (Unaudited)

                                                              Historical
                                                             ------------
                                                               Coventry               Proforma
                                                              Industries            Adjustments    Combined
                                                             ------------           -----------   -----------
ASSETS

Current assets
  Cash                                                        $    16,033 (1)           2,672   $    18,705
  Accounts receivable                                           1,551,614 (1)        (283,894)    1,267,720
  Other receivable                                                319,793 (1)        (125,307)      194,486
  Inventory                                                     1,942,066 (1)          42,427     1,984,493
  Prepaid expenses                                                746,914 (1)          (6,288)      740,626
                                                              -----------                       -----------

    Total current assets                                        4,576,420                         4,206,030

Property, plant and equipment                                   2,993,980 (1)        (159,279)    2,834,701

Other assets                                                    3,975,193 (1)          (3,399)    3,971,794
                                                              -----------                       -----------

                                                              $11,545,593                       $11,012,525
                                                              ===========                       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Trade accounts payable                                      $ 1,227,120 (1)        (258,469)  $   968,651
  Accrued expenses                                                849,200 (1)          (2,584)      846,616
  Factoring line of credit                                        291,888                           291,888
  Income tax payable                                               58,451                            58,451
  Current maturities of long-term debt                             67,353                            67,353
  Note payable - related party                                     27,958                            27,958
                                                               -----------                      -----------

    Total current liabilities                                   2,521,970                         2,260,917

Other liabilities                                               1,252,847 (1)        (377,940)      874,907

Total stockholders' equity (deficit)                            7,770,776 (1)         105,925     7,876,701
                                                              -----------                       -----------

                                                              $11,545,593                       $11,012,525
                                                              ===========                       ===========

                            COVENTRY INDUSTRIES CORP
             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)

                                               Historical
                                             -------------
                                                Coventry        Proforma
                                               Industries      Adjustments         Combined
                                             -------------     -----------       ------------
Revenue                                      $ 7,766,881  (2)    (1,511,262)      $ 6,255,619
Cost of sales                                  6,004,200  (2)    (1,563,722)        4,440,478
                                              -----------                          -----------

Gross profit                                   1,762,681                            1,815,141

Operating expenses
  General and administrative                   2,267,774  (2)     (575,059)         1,692,715
  Depreciation and amortization                  261,412                              261,412
  Professional fees                              747,471                              747,471
                                              -----------                          -----------
                                               3,276,657                            2,701,598

Operating income (loss)                       (1,513,976)                            (886,457)

Other expenses
  Interest expense                              (131,913) (2)      45,022             (86,891)
  Interest income                                  3,222  (2)       (367)               2,855
  Other                                           40,241  (2)     (36,249)              3,992
  Gain on sale of subsidiary                           0  (2)      815,000            815,000
                                              -----------                          -----------

                                                 (88,450)                             734,956
                                              -----------                          -----------

Loss before income tax benefit                (1,602,426)                            (151,501)
Income tax (benefit)                                                                        0
                                              -----------                          -----------

Net income (loss)                            $(1,602,426)                         $  (151,501)
                                              ===========                          ===========

Income (loss) per share

Net loss per common share                    $     (0.58)                         $     (0.05)
                                              ===========                          ===========

Weighted average shares                        2,764,280                            2,764,280
 outstanding                                  ===========                          ===========
